UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 24, 2012

Safeguard Scientifics, Inc.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code 610-293-0600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On May 24, 2012, following the annual meeting of shareholders of Safeguard Scientifics, Inc. (the “Company”), the Board of Directors of the Company appointed Dr. Keith B. Jarrett as a director of the Company, to serve until the Company’s 2013 annual meeting of shareholders and until a successor is elected and qualified. He also will serve on the Capital Management Committee and the Audit Committee of the Registrant’s Board of Directors.

Since 2002, Dr. Jarrett has served as a private investor and active board representative to venture stage and other private growth equity organizations, as well as a corporate advisor providing strategic, organizational development and capital market advisory for selected organizations and private equity firms, with a focus in the financial and medical information technology sectors. Dr. Jarrett is a principal of Rockport Funding, LLC, a specialty finance start-up company incubator and private equity investment boutique which he co-founded in 2003, and serves on the Board of Trustees for the Raymond James Financial Eagle Funds.

In connection with his appointment and consistent with the Company’s past practices, on June 29, 2012, Dr. Jarrett will receive an initial stock option to purchase 8,333 shares of the Registrant’s common stock at a per share exercise price equal to the average of the high and low trading prices of the Company’s common stock on such date, which option will vest 25% each year commencing on the first anniversary of the grant date and will have an eight-year term. Dr. Jarrett also will receive cash compensation for his service as a director of the Company based on the Company’s general Board compensation policies as reported in the Company’s definitive proxy statement on Schedule 14A in the section entitled “Corporate Governance – Director Compensation for 2011,” which was filed with the Securities and Exchange Commission on April 11, 2012.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of the Company was held on May 24, 2012. As of the Record Date of April 4, 2012, there were 20,768,347 shares of common stock outstanding and entitled to notice of and to vote at the Annual Meeting. The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal I – Election of Directors

Shareholders approved the election of eight directors to serve as directors for a one-year term to expire at the 2013 Annual Meeting. The voting results for this proposal are as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Peter J. Boni	13,172,243	2,012,153	4,133,563
Julie A. Dobson	13,089,702	2,094,742	4,133,563
Andrew E. Lietz	13,087,684	2,096,712	4,133,563
George MacKenzie	13,091,005	2,093,391	4,133,563
George D. McClelland	13,167,929	2,016,467	4,133,563
Jack L. Messman	12,899,968	2,284,428	4,133,563
John J. Roberts	13,169,616	2,014,780	4,133,563
Robert J. Rosenthal	13,090,021	2,094,375	4,133,563

Proposal II – Ratification of Independent Registered Public Accounting Firm for Fiscal Year 2012

Shareholders ratified the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for its 2012 fiscal year. The voting results for this proposal are as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
18,992,861	298,098	27,009	0

Proposal III – Advisory Vote Concerning Executive Compensation of the Named Executive Officers

Shareholders approved, on an advisory basis, the Company’s compensation of its named executive officers, as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of the Company’s 2012 Annual Meeting Proxy Statement. The voting results for this proposal are as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
13,751,771	1,313,358	119,276	4,133,563

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: May 25, 2012	By:	BRIAN J. SISKO
Brian J. Sisko
Senior Vice President and General Counsel